Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                  CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consent to the use of our name and the use of our opinion dated July 5, 1999 on the consolidated financial statements of The WideCom Group Inc. ("the Company") included in the Second Amendment to Registration Statement-Form SB-2/A(-1) being filed by the Company.


Toronto, Ontario                       /s/ Schwartz Levitsky Feldman llp
January 25, 2000                           Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663